UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2015

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2015, Lon R. Greenberg informed the Corporate Governance Committee of the Board of Directors of the Registrant’s general partner, AmeriGas Propane, Inc. (the "General Partner"), of his intent to retire as the General Partner’s Non-Executive Chairman of the Board of Directors, effective January 27, 2016. Mr. Greenberg has served as the General Partner’s Non-Executive Chairman of the Board of Directors since 2013 and previously served as the Board’s Executive Chairman from 1996 to 2013. He served as the Chief Executive Officer of UGI Corporation, the parent of the General Partner, from 1995 until his retirement in 2013. The General Partner and its Board of Directors thank Mr. Greenberg for his valuable insights, commitment, guidance and leadership throughout his 35 years of service in various roles with the General Partner and UGI Corporation. The General Partner’s current Vice Chairman, John L. Walsh will serve as Executive Chairman of the Board of Directors, effective upon Mr. Greenberg’s retirement. Mr. Walsh has served as a Director and Vice Chairman of the General Partner’s Board of Directors since 2005. Marvin O. Schlanger will continue to serve as the Board’s Presiding Director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

November 20, 2015	By:	/s/ Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President and General Counsel, Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.